EXHIBIT 23.2

Consent of Independent Auditor

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-218449) on Form S-4 of Citizens Community Bancorp, Inc. of our report dated March 28, 2017, relating to the consolidated financial statements of Wells Financial Corp. and Subsidiary, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Proxy Statement/Prospectus.

/s/ RSM US LLP

Rochester, Minnesota

June 29, 2017